Financing &Construction Agreement
Party A: Xi’an Huifeng-Bio-Technic Inc..
Party B: Xi’an Jucheng Investment & Consulting Co., Ltd.

This Financing&Construction Agreement(the “Agreement”), effective as of November 8_, 2010, is entered into by and between, Xi’an Huifeng-Bio-Technic Inc.(Party A, herein referred to as “Huifeng Bio-Technic”) with principal address of 16D/F Ruixin Bldg, No.25 Gaoxin Road, Xi’an PRC, a subsidiary of Huifeng Bio-Pharmaceutical Technology Inc.( a U.S. corporation listed on OTCBB, symbol: HFGB, herein referred to as the “Company”),, and Xi’an Jucheng Investment&Consulting Co., Ltd., a corporation with principal address at 16F Royal Mansion No.5 Yanta District Xi’an (Party B, herein referred to as “Jucheng”). In this Agreement, the term, “Parties,” shall refer to Huifeng Bio-Technic and Jucheng jointly; “Party”, shall refer to Huifeng Bio-Technic or Jucheng.

Based on the principal of equility and mutual benefit, Jucheng shall provide financing in connection with the construction of a Diosmin Plant in satisfaction of the COS Standards for Huifeng-Bio-Technic in exchange for common stocks of the Company. The Parties agree as the following:

1.0
Jucheng shall be responsible for directing the construction work to be performed by the Third Party(and/or “Construction Company”), construction project bidding and construction installment payments in the currency of Chinese Yuan (RMB) in accordance with the requirements of the Diosmin Plant Construction Working Drawings provided by Huifeng Bio-Technic. Huifeng Bio-Technic shall appoint professional personnel to supervise the project during the entire construction process, to ensure compliance with the Diosmin COS Standards. Huifeng Bio-Technic holds the veto right against any matter or behavior that  is not in compliance with the construction requirements undertaken by Jucheng and/orthe Third Party.

2.0
The construction site is located in Huifeng Bio-Technic’s plant. Huifeng Bio-Technic shall be responsible for the site cleaning, water and electricity supply, and living support facilities services. Jucheng and construction personnel of the Third Party shall comply with Huifeng Bio-Technic’s management rules.

3.0
 The period of Diosmin Plant Construction is eight months. The construction period starts upon the completion of the Construction Site Entering Procedural Documentation by Jucheng and/or the third party construction company.  . Huifeng Bio-Technic shall supervise the whole construction process and organize the auditing and approval process at the end of the construction period. In the event of delay in completion of construction, the penalty to Jucheng shall be 1% of the total construction fee for each day delayed.( except in case of delay caused by acts of God such as fires or floods or other circumstances beyond human control or such delay caused by reasons mutually agreed by Parties.)

4.0
The Diosmin COS Standards Production Line, includes synthetic worshop, cleaning workshop, air-condition workshop and water purification workshop. The total budget of the Diosmin Plant Construction is USD3,900,000. Jucheng shall pay $3,900,000 to the Construction Company and fully responsible for this Diosmin Plant Construction project and make sure this project will be successfully completed on time.

5.0
The Company shall issue 6,500,000 shares of the Company’s restricted common stock, at the price of $0.6 per share, to Jucheng as the construction fee., with a restricted period of six months, of which 1,500,000 shares shall deem to remain restricted until such a date when Huifeng Bio-Technic approves the Diosmin Plant construction project after its completion.

6.0	Jucheng shall provide a qualified third party’s Auditing Report to Huifeng Bio-Technic for its approval upon its successful completion of the Diosmin Plant.

7.0
Both parties shall bear their own risk regarding to changes of the exchange rate and the stock price of HFGB shares issued. Jucheng shall pay for the construction fees according to the construction schedule.

8.0
The Diosmin Plant is used for manufacturing of exporting products and shall meet the EU COS standards. Jucheng shall act in good faith and in best efforts to ensure the successful completion of plant construction on time.

9.0
Confidentiality: The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party and relevant materials, but the following circumstances shall be exempted:

9.1	The materials are known by the public(except for any materials disclosed to the public by the Party who receives such materials);
9.2	The materials are required to be disclosed under the applicable laws or the rules or provisions of a stock exchange; or
9.3
The materials disclosed by each Party to its legal or financial consultants related to the transaction contemplated under this Agreement, and such legal or financial consultants shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article 9 shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

10.0
Breach of Contract: any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

11.0	Applicable Law and Dispute Resolution:
11.1	Applicable law: the execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of PRC.
11.2
Dispute Resolution: the Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within 30days after such dispute arises, each party can submit such matter to China Arbitration Commission in accordance with its rules.

12.0	This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

13.0	Miscellaneous
13.1
Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be considered part of this Agreement and shall have the same legal effect as this Agreement.

13.2
The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

13.3
If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant laws of the PRC, such a provision shall be deemed invalid only to the extent the PRC laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with a valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

13.4
Heading: the heading contained in this Agreement are for the convenience of reference only and shall not in any way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

14.0	This Agreement is executed in two copies; each Party holds one copy and each original copy has the same legal effect.

In witness therefore, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Xi’an Huifeng Bio-Technic Inc. (Seal)
Legal Representative(Signature):

/s/Jing'an Wang

Xi’an Jucheng Investment & Consulting Co., Ltd.
Legal Representative(Signature):

/s/ Hua Liu